Exhibit (n)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated February 20, 2003, relating to the December 31, 2002 financial statements of BACAP OPPORTUNITY STRATEGY, LLC, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights", "Independent Accountants and Legal Counsel" and "Financial Statements" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
December 12, 2003